                                                                     EXHIBIT 5.1

               GROSS, KLEINHENDLER, HODAK, HALEVY, GREENBERG & CO.
                               One Azrieli Center
                             Tel Aviv 67021, Israel

                                                               February 23, 2010

Tefron Ltd.
Industrial Center, Teradyon
P.O. Box 1365
Misgav, 20179
Israel

     Re: REGISTRATION STATEMENT ON FORM F-1

Ladies and Gentlemen:

     We refer to Amendment No. 2 on Form F-1 to Form F-3 (the "REGISTRATION
STATEMENT") filed with the Securities and Exchange Commission (the "COMMISSION")
under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by Tefron
Ltd., an Israeli corporation (the "COMPANY"), relating to the offering by the
Company of up to 1,578,975 of the Company's ordinary shares, par value NIS 10.0 per share ("ORDINARY SHARES" and such 1,578,975 Ordinary Shares, the "SHARES")
pursuant to subscription rights to be issued by the Company to its shareholders
(the "SUBSCRIPTION RIGHTS"). The Shares, together with the Subscription Rights, are collectively referred to herein as the "SECURITIES."

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of
Registration Statement; (ii) copies of the Articles of Association, as currently in effect (the "ARTICLES OF ASSOCIATION"), of the Company; and (iii) resolutions adopted to date by the Board of Directors of the Company (the "BOARD OF
DIRECTORS") relating to the Registration Statement and the issuance of the
Securities and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

     Based upon and subject to the foregoing, we are of the opinion that the
Shares, if and when issued and paid for in the manner described in the
Registration Statement, will have been duly authorized, validly issued, fully-paid and nonassessable, and the Subscription Rights, when issued in the manner described in the Registration Statement, will have been duly authorized and will be valid and binding obligations of the Company in accordance with their terms under the laws of the State of Israel, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and the references to this firm in the sections of the
Registration Statement entitled "Legal Matters" and "Enforcement of Civil
Liabilities." This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration
Statement under the provisions of the Securities Act.

                         Very truly yours,

                         /s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

                         Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.